Bar Harbor Bankshares Reports Second Quarter Earnings

BAR HARBOR, MAINE - July 19, 2018 -- Bar Harbor Bankshares (NYSE American: BHB) reported second quarter 2018 GAAP earnings of $8.5 million, or 55 cents per share, compared with $6.6 million, or 42 cents per share in the same quarter of 2017. Core earnings in the second quarter 2018 totaled $8.7 million, or 56 cents per share, up from $8.1 million, or 52 cents in the second quarter of 2017.

SECOND QUARTER FINANCIAL HIGHLIGHTS (comparisons are to the second quarter 2017 unless otherwise noted):

•	9% annualized commercial loan growth

•	9% increase in non-interest income

•	58.8% efficiency ratio (non-GAAP measure)

•	1.00% core return on assets (non-GAAP measure)

•	9.86% core return on equity (non-GAAP measure)

•	9% annualized growth in tangible book value per share, excluding security adjustments (non-GAAP measure)

President and Chief Executive Officer, Curtis C. Simard stated, “Our teams had a successful second quarter as they executed on our strategies and delivered on financial performance. We diversified revenue streams, grew loans under a uniformed brand and banking franchise, adhered to our strong credit culture and maintained a disciplined approach to expense management. As a result, core return on assets improved to 1.00% on stronger core earnings (non-GAAP measure), up 8% on a year-over-year basis. Non-interest income grew by 9% year-over-year on higher customer activity and fees from the build out of our derivatives platform. With the additional talent we’ve hired and evolving needs of our customers, we expanded our derivatives capabilities in the second quarter, which contributed almost 3 cents of earnings per share. We expect this to be a continuing source of non-interest income as we look forward.”

BHB - Bar Harbor Bankshares	Page 1	www.bhbt.com

“Our commercial teams continued to gain market share as we grew commercial loans at an annualized rate of 9%. Our pipeline remains robust going into the third quarter, especially in commercial and industrial products.”

Mr. Simard went on to say, “In April, we officially unified the Bar Harbor Bank & Trust brand throughout our footprint as we now operate under one name. Our brand identity as a True Community Bank is at the heart of who we are and has further strengthened us as a result of this unification.”

“In the third quarter, we will convert our current Visa debit card offering to Mastercard for all of our customers. The introduction of this card will allow us to further enhance security and fraud detection for customers to include EMV chips. In addition to the issuance of new cards, a rewards program and instant issuance capabilities will be rolled out at all of our branches and customer driven Bar Harbor card controls will be provided though mobile devices.”

Mr. Simard further stated, “One of the key elements in being a True Community Bank is the donation of time, money and expertise to those within our surrounding communities. In addition to the countless volunteer hours that we have committed to our communities, the Bank has already donated significantly this year to worthy causes in the places we call home. We also rolled out an employee incentive program to encourage charitable donations that will provide meaningful support to non-profit businesses.”

Mr. Simard concluded, “Excluding security adjustments, we are ahead of schedule on the earn-back of dilution to tangible book value per share and anticipate to be at pre-acquisition levels by year-end. We are proud of our key performance metrics and community achievements and are looking forward to the second half of 2018, as we build upon our current momentum and continue to enhance shareholder value.”

RESULTS OF OPERATIONS
GAAP earnings increased to $8.5 million, or 55 cents per share, in the second quarter of 2018 from $6.6 million, or 42 cents per share, in the same period of 2017. Core earnings were up 8% to $8.7 million, or 56 cents per share, in the second quarter of 2018 compared to $8.1 million, or 52 cents per share, in the second quarter of 2017. Core revenue totaled $30.1 million and includes the benefit of higher non-interest income from expanded customer activity fees and derivative income. Interest income totaled $31.7 million, up 7% on a year-over-year basis, and yields on loans and investments expanded eight basis points in total. However, net interest margin in the second quarter 2018 decreased to 2.91% from 3.16% in the prior year due to higher

BHB - Bar Harbor Bankshares	Page 2	www.bhbt.com

cost of funds driven by short-term interest rate hikes. The Company’s loan to deposit ratio improved two basis points over the prior year to 105 at the end of the second quarter. Given the further flattening of the yield curve, the Company did extend liability durations during the quarter in an effort to mitigate the impact of future Federal Reserve tightening. The contribution from tax-equivalency adjustments also declined over the prior year as a result of the lower federal statutory tax rate. The second quarter provision for loan losses was $770 thousand and exceeded net charge-offs, which follows the positive trend in all quarterly periods presented.

Non-interest expense decreased to $18.7 million in the second quarter 2018 compared to $20.0 million in the second quarter of 2017. The decrease primarily relates to lower acquisition, conversion and other expenses, totaling $214 thousand in 2018 compared to $2.5 million in 2017. Offsetting this, brand consolidation costs also increased other expense in the second quarter 2018 by $318 thousand.

The second quarter effective tax rate decreased to 19.9% in 2018 compared with 31.6% in the same quarter of 2017, primarily reflecting a lower federal statutory tax rate. The effective tax rate in 2017 also benefited from the acquisition and conversion related costs.

FINANCIAL CONDITION
Total assets were $3.5 billion at the end of the second quarter 2018 increasing $30.1 million primarily due to growth in the loan portfolio. Total loans increased $20.6 million in the second quarter with the majority of the growth driven by commercial products lines. Non-accruing loans increased $1.6 million during the quarter mostly due to the deterioration of one specific residential relationship, which is expected to be settled for the full carrying value of the obligation. Overall, asset quality metrics remain strong with an allowance for credit losses to total loans ratio of 0.53%. Excluding the impact of securities fair value adjustments, earnings grew tangible book value per share (non-GAAP measure) to $16.81 compared from $16.44 in the first of quarter of 2018.

BHB - Bar Harbor Bankshares	Page 3	www.bhbt.com

BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

FORWARD LOOKING STATEMENTS
Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

BHB - Bar Harbor Bankshares	Page 4	www.bhbt.com

NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP adjusted earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of adjusted earnings in evaluating operating trends, including components for adjusted revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates adjusted earnings per share based on its measure of adjusted earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP adjusted earnings and adjusted earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

###

BHB - Bar Harbor Bankshares	Page 5	www.bhbt.com

CONTACTS
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.bhbt.com

BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
PER SHARE DATA
Net earnings, diluted	$0.55	$0.50	$0.43	$0.56	$0.42
Core earnings, diluted (1) (2)	0.56	0.52	0.58	0.57	0.52
Total book value	22.97	22.78	22.96	22.90	22.53
Tangible book value (2)	16.00	15.78	15.94	15.84	15.44
Market price at period end	30.29	27.72	27.01	31.36	30.82
Dividends	0.19	0.19	0.19	0.19	0.19

PERFORMANCE RATIOS (3)
Return on assets	0.97%	0.90%	0.75%	0.99%	0.76%
Core return on assets (1) (2)	1.00	0.93	1.02	1.01	0.94
Return on equity	9.65	9.01	7.35	9.67	7.55
Core return on equity (1) (2)	9.86	9.31	9.97	9.90	9.32
Core return on tangible equity (1) (2)	14.43	13.72	14.56	14.53	13.81
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.91	2.97	3.04	3.06	3.16
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.80	2.85	2.93	2.93	3.02
Efficiency ratio (2)	58.83	60.44	53.02	53.53	54.57

GROWTH (Year-to-date, annualized) (2)
Total commercial loans	5.7%	2.2%	23.8%	20.5%	7.2%
Total loans	—	(3.4)	13.1	12.2	7.0
Total deposits	1.9	(1.8)	14.4	10.6	2.3

FINANCIAL DATA (In millions)
Total assets	$3,541	$3,511	$3,565	$3,476	$3,503
Total earning assets (5)	3,250	3,235	3,244	3,183	3,138
Total investments	749	757	755	756	763
Total loans	2,485	2,464	2,486	2,429	2,377
Allowance for loan losses	13	13	12	12	11
Total goodwill and intangible assets	108	108	108	109	109
Total deposits	2,375	2,341	2,352	2,275	2,213
Total shareholders' equity	356	352	355	353	347
Net income	9	8	7	9	7
Core income (1) (2)	9	8	9	9	8

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.06%	0.07%	0.04%	0.01%	0.03%
Allowance for loan losses/total loans	0.53	0.51	0.50	0.49	0.48
Loans/deposits	105	105	106	107	107
Shareholders' equity to total assets	10.05	10.03	9.95	10.17	9.91
Tangible shareholders' equity to tangible assets	7.22	7.17	7.12	7.26	7.01

A

_____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, system conversions and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Assets
Cash and due from banks	$39,327	$35,088	$34,262	$31,223	$28,112
Interest-bearing deposits with the Federal Reserve Bank	22,066	12,725	56,423	17,501	90,881
Total cash and cash equivalents	61,393	47,813	90,685	48,724	118,993
Securities available for sale, at fair value	710,147	718,559	717,242	718,459	718,364
Federal Home Loan Bank stock	38,712	38,105	38,105	37,107	44,168
Total securities	748,859	756,664	755,347	755,566	762,532
Commercial real estate	838,546	824,721	826,746	793,572	738,584
Commercial and industrial	400,293	387,205	379,423	357,072	350,002
Residential real estate	1,127,895	1,132,977	1,155,682	1,152,628	1,160,832
Consumer	118,332	119,516	123,762	125,590	127,229
Total loans	2,485,066	2,464,419	2,485,613	2,428,862	2,376,647
Less: Allowance for loan losses	(13,090)	(12,679)	(12,325)	(11,950)	(11,442)
Net loans	2,471,976	2,451,740	2,473,288	2,416,912	2,365,205

Premises and equipment, net	48,038	48,464	47,708	48,309	48,590
Other real estate owned	129	216	122	122	122
Goodwill	100,085	100,085	100,085	100,255	100,255
Other intangible assets	7,921	8,152	8,383	8,811	9,047
Cash surrender value of bank-owned life insurance	58,811	58,433	57,997	57,613	57,233
Deferred tax asset, net	10,309	9,627	7,180	13,052	13,211
Other assets	33,534	29,793	24,389	26,368	28,223
Total assets	$3,541,055	$3,510,987	$3,565,184	$3,475,732	$3,503,411

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$341,773	$342,192	$349,055	$357,398	$332,339
NOW deposits	449,715	448,992	466,610	442,085	451,171
Savings deposits	350,339	361,591	364,799	373,118	360,306
Money market deposits	260,642	303,777	305,275	300,398	285,312
Time deposits	972,252	884,848	866,346	802,110	783,876
Total deposits	2,374,721	2,341,400	2,352,085	2,275,109	2,213,004

Senior borrowings	735,924	742,198	786,688	775,582	872,021
Subordinated borrowings	43,003	43,018	43,033	43,048	43,063
Total borrowings	778,927	785,216	829,721	818,630	915,084

Other liabilities	31,444	32,214	28,737	28,534	28,201
Total liabilities	3,185,092	3,158,830	3,210,543	3,122,273	3,156,289

Total common shareholders' equity	355,963	352,157	354,641	353,459	347,122
Total liabilities and shareholders' equity	$3,541,055	$3,510,987	$3,565,184	$3,475,732	$3,503,411

Net shares outstanding	15,496	15,459	15,443	15,432	15,407

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized Growth %
(in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Quarter End	Year to Date
Commercial real estate	$838,546	$824,721	$826,746	$793,572	$738,584	6.7%	2.9%
Commercial and industrial	313,680	301,811	293,707	270,759	269,960	15.7	13.6
Total commercial loans	1,152,226	1,126,532	1,120,453	1,064,331	1,008,544	9.1	5.7
Residential real estate	1,127,895	1,132,977	1,155,682	1,152,628	1,160,832	(1.8)	(4.8)
Consumer	118,332	119,516	123,762	125,590	127,229	(4.0)	(8.8)
Tax exempt and other	86,613	85,394	85,716	86,313	80,042	5.7	2.1
Total loans	$2,485,066	$2,464,419	$2,485,613	$2,428,862	$2,376,647	3.4%	—%

DEPOSIT ANALYSIS

						Annualized Growth %
(in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Quarter End	Year to Date
Demand	$341,773	$342,192	$349,055	$357,398	$332,339	(0.5)%	(4.2)%
NOW	449,715	448,992	466,610	442,085	451,171	0.6	(7.2)
Savings	350,339	361,591	364,799	373,118	360,306	(12.4)	(7.9)
Money Market	260,642	303,777	305,275	300,398	285,312	(56.8)	(29.2)
Total non-maturity deposits	1,402,469	1,456,552	1,485,739	1,472,999	1,429,128	(14.9)	(11.2)
Total time deposits	972,252	884,848	866,346	802,110	783,876	39.5	24.4
Total deposits	$2,374,721	$2,341,400	$2,352,085	$2,275,109	$2,213,004	5.7%	1.9%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2018	2017	2018	2017
Interest and dividend income
Loans	$25,934	$24,226	$51,060	$45,420
Securities and other	5,784	5,439	11,435	10,430
Total interest and dividend income	31,718	29,665	62,495	55,850
Interest expense
Deposits	4,405	2,539	8,390	4,749
Borrowings	4,321	3,317	7,955	5,920
Total interest expense	8,726	5,856	16,345	10,669
Net interest income	22,992	23,809	46,150	45,181
Provision for loan losses	770	736	1,565	1,531
Net interest income after provision for loan losses	22,222	23,073	44,585	43,650
Non-interest income
Trust and investment management fee income	3,122	3,324	6,084	6,188
Insurance brokerage service income	—	327	—	691
Customer service fees	2,347	1,991	4,571	3,764
Bank-owned life insurance income	377	386	823	785
Other income	1,275	530	1,881	1,076
Total non-interest income	7,121	6,558	13,359	12,504
Non-interest expense
Salaries and employee benefits	10,375	10,127	21,364	20,448
Occupancy and equipment	2,925	2,829	5,998	5,495
Loss on sales of premises and equipment, net	—	—	—	95
Outside services	581	716	1,141	1,313
Professional services	360	489	793	929
Communication	304	290	484	658
Amortization of intangible assets	207	211	414	391
Acquisition, conversion and other expenses	214	2,459	549	5,571
Other expenses	3,719	2,925	6,794	5,977
Total non-interest expense	18,685	20,046	37,537	40,877

Income before income taxes	10,658	9,585	20,407	15,277
Income tax expense	2,123	3,029	4,060	4,510
Net income	$8,535	$6,556	$16,347	$10,767

Earnings per share:
Basic	$0.55	$0.43	$1.06	$0.72
Diluted	$0.55	$0.42	1.05	0.72

Weighted average shares outstanding:
Basic	15,482	15,393	15,465	14,935
Diluted	15,571	15,506	15,560	15,049

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Interest and dividend income
Loans	$25,934	$25,126	$24,895	$24,661	$24,226
Securities and other	5,784	5,651	5,261	5,402	5,439
Total interest and dividend income	31,718	30,777	30,156	30,063	29,665
Interest expense
Deposits	4,405	3,985	3,381	3,177	2,539
Borrowings	4,321	3,634	3,279	3,408	3,317
Total interest expense	8,726	7,619	6,660	6,585	5,856
Net interest income	22,992	23,158	23,496	23,478	23,809
Provision for loan losses	770	795	597	660	736
Net interest income after provision for loan losses	22,222	22,363	22,899	22,818	23,073
Non-interest income
Trust and investment management fee income	3,122	2,962	3,042	3,040	3,324
Insurance brokerage service income	—	—	77	329	327
Customer service fees	2,347	2,224	2,495	2,638	1,991
Gain on sales of securities, net	—	—	—	19	—
Bank-owned life insurance income	377	446	374	380	386
Other income	1,275	606	530	554	530
Total non-interest income	7,121	6,238	6,518	6,960	6,558
Non-interest expense
Salaries and employee benefits	10,375	10,989	9,524	9,617	10,127
Occupancy and equipment	2,925	3,073	2,866	2,700	2,829
Gain on sales of premises and equipment,net	—	—	—	(1)	—
Outside services	581	560	780	907	716
Professional services	360	433	298	428	489
Communication	304	180	249	382	290
Amortization of intangible assets	207	207	209	212	211
Acquisition, conversion, and other expenses	214	335	(2,615)	346	2,459
Other expenses	3,719	3,075	2,952	2,995	2,925
Total non-interest expense	18,685	18,852	14,263	17,586	20,046

Income before income taxes	10,658	9,749	15,154	12,192	9,585
Income tax expense	2,123	1,937	8,545	3,575	3,029
Net income	$8,535	$7,812	$6,609	$8,617	$6,556

Earnings per share:
Basic	$0.55	$0.51	$0.43	$0.56	$0.43
Diluted	$0.55	$0.50	$0.43	$0.56	$0.42

Weighted average shares outstanding:
Basic	15,482	15,448	15,437	15,420	15,393
Diluted	15,571	15,553	15,537	15,511	15,506

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Earning assets
Commercial real estate	4.48%	4.41%	4.30%	4.28%	4.24%
Commercial and industrial	4.69	4.41	4.77	4.84	4.77
Residential	3.88	3.87	3.78	3.79	3.83
Consumer	4.65	4.47	4.17	4.34	4.71
Total loans	4.25	4.16	4.12	4.13	4.14
Securities and other	3.18	3.16	3.06	3.13	3.19
Total earning assets	3.99%	3.92%	3.87%	3.89%	3.91%

Funding liabilities
NOW	0.37%	0.34%	0.31%	0.32%	0.25%
Savings	0.17	0.18	0.19	0.18	0.13
Money market	0.79	0.68	0.58	0.52	0.45
Time deposits	1.51	1.39	1.19	1.13	1.01
Total interest bearing deposits	0.90	0.82	0.70	0.66	0.56
Borrowings	2.07	1.80	1.62	1.66	1.41
Total interest-bearing liabilities	1.25%	1.11%	0.97%	0.96%	0.85%

Net interest spread	2.74	2.81	2.90	2.93	3.06
Net interest margin	2.91	2.97	3.04	3.06	3.16

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Assets
Commercial real estate	$824,356	$819,531	$783,730	$764,770	$767,669
Commercial and industrial	396,471	380,029	362,881	353,194	322,147
Residential	1,126,714	1,147,010	1,161,865	1,158,069	1,159,714
Consumer	119,570	121,467	125,109	126,138	127,611
Total loans (1)	2,467,111	2,468,037	2,433,585	2,402,171	2,377,141
Securities and other (2)	767,886	765,328	753,282	754,450	761,546
Total earning assets	3,234,997	3,233,365	3,186,867	3,156,621	3,138,687
Cash and due from banks	50,869	53,151	65,145	49,169	87,332
Allowance for loan losses	(13,107)	(12,589)	(12,202)	(11,786)	(11,292)
Goodwill and other intangible assets	108,118	108,349	108,769	109,147	109,108
Other assets	131,522	129,525	144,359	149,394	110,129
Total assets	$3,512,399	$3,511,801	$3,492,938	$3,452,545	$3,433,964

Liabilities and shareholders' equity
NOW	$441,645	$447,026	$449,669	$447,459	$440,452
Savings	351,712	362,508	368,714	368,443	362,899
Money market	288,169	305,105	308,071	292,110	275,687
Time deposits	872,149	857,796	799,348	793,489	732,188
Total interest bearing deposits	1,953,675	1,972,435	1,925,802	1,901,501	1,811,226
Borrowings	836,295	819,576	803,469	812,938	941,789
Total interest-bearing liabilities	2,789,970	2,792,011	2,729,271	2,714,439	2,753,015
Non-interest-bearing demand deposits	339,374	339,349	376,066	354,470	320,503
Other liabilities	28,386	29,000	30,971	30,079	13,145
Total liabilities	3,157,730	3,160,360	3,136,308	3,098,988	3,086,663

Total shareholders' equity	354,669	351,441	356,630	353,557	347,301

Total liabilities and shareholders' equity	$3,512,399	$3,511,801	$3,492,938	$3,452,545	$3,433,964
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$8,883	$8,422	$8,343	$2,467	$2,090
Commercial installment	2,411	2,304	1,209	236	270
Residential real estate	9,945	8,548	4,266	3,619	2,783
Consumer installment	707	1,065	500	496	160
Total non-accruing loans	21,946	20,339	14,318	6,818	5,303
Other real estate owned	129	216	122	122	122
Total non-performing assets	$22,075	$20,555	$14,440	$6,940	$5,425

Total non-accruing loans/total loans	0.88%	0.83%	0.58%	0.28%	0.22%
Total non-performing assets/total assets	0.62	0.59	0.41	0.20	0.15

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$12,679	$12,325	$11,950	$11,442	$10,884
Charged-off loans	(517)	(461)	(277)	(297)	(213)
Recoveries on charged-off loans	158	20	55	145	35
Net loans charged-off	(359)	(441)	(222)	(152)	(178)
Provision for loan losses	770	795	597	660	736
Balance at end of period	$13,090	$12,679	$12,325	$11,950	$11,442

Allowance for loan losses/total loans	0.53%	0.51%	0.50%	0.49%	0.48%
Allowance for loan losses/non-accruing loans	60	62	86	175	216

NET LOAN CHARGE-OFFS
Commercial real estate	$(92)	$(91)	$(92)	$(16)	$(6)
Commercial installment	(54)	(140)	1	6	(138)
Residential real estate	(64)	1	—	(79)	(13)
Consumer installment	(149)	(211)	(131)	(63)	(21)
Total, net	$(359)	$(441)	$(222)	$(152)	$(178)

Net charge-offs (QTD annualized)/average loans	0.06%	0.07%	0.04%	0.01%	0.03%
Net charge-offs (YTD annualized)/average loans	0.06	0.07	0.04	0.04	0.04

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.14%	0.24%	0.37%	0.35%	0.55%
90+ Days delinquent and still accruing	—	—	0.02	0.01	—
Total accruing delinquent loans	0.14	0.24	0.39	0.36	0.55
Non-accruing loans	0.88	0.83	0.58	0.28	0.22
Total delinquent and non-accruing loans	1.02%	1.07%	0.97%	0.64%	0.77%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Net income		$8,535	$7,812	$6,609	$8,617	$6,556
Adj: Security Gains		—	—	—	(19)	—
Adj: Gain on sale of fixed assets, net		—	—	—	(1)	—
Adj: Loss on other real estate owned		23	—	—	—	—
Adj: Acquisition, conversion and other expenses		214	335	(2,615)	346	2,459
Adj: Income taxes (1)		(57)	(81)	982	(122)	(924)
Adj: Tax reform charge		—	—	3,988	—	—
Total core income (2)	(A)	$8,715	$8,066	$8,964	$8,821	$8,091

Net-interest income	(B)	$22,992	$23,158	$23,496	$23,478	$23,809
Plus: Non-interest income		7,121	6,238	6,518	6,960	6,558
Total Revenue		30,113	29,396	30,014	30,438	30,367
Adj: Net security gains		—	—	—	(19)	—
Total core revenue (2)	(C)	$30,113	$29,396	$30,014	$30,419	$30,367

Total non-interest expense		18,685	18,852	14,263	17,586	20,046
Less: Gain on sale of fixed assets, net		—	—	—	1	—
Less: Loss on other real estate owned		(23)	—	—	—	—
Less: Acquisition, conversion and other expenses		(214)	(335)	2,615	(346)	(2,459)
Core non-interest expense (2)	(D)	$18,448	$18,517	$16,878	$17,241	$17,587

(in millions)
Total average earning assets	(E)	$3,235	$3,233	$3,187	$3,157	$3,139
Total average assets	(F)	3,512	3,512	3,493	3,453	3,434
Total average shareholders' equity	(G)	355	351	357	354	347
Total average tangible shareholders' equity (2) (3)	(H)	247	243	248	244	238
Total tangible shareholders' equity, period-end (2) (3)	(I)	248	244	246	244	238
Total tangible assets, period-end (2) (3)	(J)	3,433	3,403	3,457	3,367	3,394

(in thousands)
Total common shares outstanding, period-end	(K)	15,496	15,459	15,443	15,432	15,407
Average diluted shares outstanding	(L)	15,571	15,553	15,537	15,511	15,506

Core earnings per share, diluted (2)	(A/L)	$0.56	$0.52	$0.58	$0.57	$0.52
Tangible book value per share, period-end (2)	(I/K)	16.00	15.78	15.94	15.84	15.44
Securities adjustment, net of tax (1)	(M)	(12,594)	(10,237)	1,711	(1,155)	(827)
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	16.81	16.44	15.83	15.91	15.49
Total tangible shareholders' equity/total tangible assets (2)	(H/J)	7.22	7.17	7.12	7.26	7.01

J

Performance ratios
GAAP return on assets		0.97%	0.90%	0.75%	0.99%	0.76%
Core return on assets (2)	(A/F)	1.00	0.93	1.02	1.01	0.94
GAAP return on equity		9.65	9.01	7.35	9.67	7.55
Core return on equity (2)	(A/G)	9.86	9.31	9.97	9.90	9.32
Core return on tangible equity (2) (4)	(A/I)	14.43	13.72	14.56	14.53	13.81
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	58.83	60.44	53.02	53.53	54.57
Net interest margin	(B+P)/E	2.91	2.97	3.04	3.06	3.16
Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$622	$645	$1,122	$1,107	$1,185
Franchise taxes included in non-interest expense	(O)	159	152	161	154	158
Tax equivalent adjustment for net interest margin	(P)	502	503	897	878	936
Intangible amortization	(Q)	207	207	209	212	211
_____________________________________

(1)	Assumes a marginal tax rate of 24.15% in 2018 and 37.57% in 2017.

(2)	Non-GAAP financial measure.

(3)
Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 24.15% in 2018 and 37.57% in 2017, by tangible equity.

(5)
Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

K